                               STATE OF MINNESOTA

                               SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

         I, Joan Anderson Growe, Secretary of State of Minnesota, do hereby certify that: Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

         This corporation is now legally organized under the laws of Minnesota

         Corporate Name:   LSC, Incorporated

         Corporate Charter Number:   70-24

         Chapter Formed Under:      302A

                                                   /s/ Joan Anderson Growe
                                                   -----------------------------
                                                   Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                                LSC, INCORPORATED

The undersigned, for purposes of forming a corporation under Chapter 302A of the Minnesota Statutes, as amended, does hereby sign and acknowledge these Articles of Incorporation.

                                   ARTICLE I.

The name of the corporation is LSC, Incorporated (the "Corporation").

                                   ARTICLE II.

The registered office of the Corporation in Minnesota is 2817 Anthony Lane South, Minneapolis, Minnesota 55418.

                                  ARTICLE III.

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares, Nine Million (9,000,000) of which shall be common stock, $.01 per value and One Million (1,000,000) of which shall be undesignated preferred stock.

                                   ARTICLE IV.

The name and mailing address of the incorporator is as follows:

               Name                                 Address
               ----                                 -------

        Paul G. Miller                          P.O. Box 902
                                                Brooklandville, MD  21022-0902

                                   ARTICLE V.

The purposes of the Corporation are general business purposes and the Corporation shall possess all powers necessary to conduct any business in which it is authorized to engage, including, but not limited to, all those powers expressly conferred upon business Corporations by Chapter 302A of the Minnesota Statutes, as amended, together with those powers implied therefrom.

                                   ARTICLE VI.

The Corporation shall have perpetual duration.

                                  ARTICLE VII.

The affirmative vote of the holders of a majority of the voting power of the shares represented and entitled to vote at a duly held meeting is required for an action of the shareholders, including an amendment to the Articles of Incorporation, except where Chapter 302A of the Minnesota Statutes, as amended, requires an affirmative vote of a larger majority.

                                  ARTICLE VIII.

Shares of the Corporation acquired by the Corporation shall become authorized but unissued shares and may be reissued as provided in these Articles.

                                   ARTICLE IX.

         (A) The Board of Directors may from time to time, by vote of a majority of its members present at a duly held meeting, adopt, amend or repeal all or any of the Bylaws of the Corporation as permitted by Chapter 302A of the Minnesota Statutes, as amended, subject to the power of the shareholders to adopt, amend or repeal such Bylaws.

         (B) The Board of Directors is authorized to accept and reject subscriptions for and to dispose of shares of authorized stock of the Corporation, including the granting of stock options, warrants and other rights to purchase stock, without action by the shareholders and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by Chapter 302A of the Minnesota Statutes, as amended.

         (C) The Board of Directors is authorized to issue, sell or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by Chapter 302A of the Minnesota Statutes, as amended.

         (D) The Board of Directors is authorized to adopt, by an affirmative vote of a majority of the directors present at a duly called meeting, a resolution or resolutions providing for the establishment of a class or series of authorized stock of the Corporation or bonds, debentures, certificates of indebtedness or other securities, setting forth the designation of and number of shares constituting the class or series and fixing the relative rights and preferences of the class or series.

                                   ARTICLE X.

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extend provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes, as amended, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date that this Article XI becomes effective. If the Minnesota Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation in addition to the limitation and elimination of personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended. No amendment to or repeal of this Article XI shall apply to, or have any effect on, the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE XI.

Any action required or permitted to be taken at a meeting of the Board may be taken by written consent signed by all the directors; provided that, if the action is one which does not require shareholder approval, such action may be taken by written consent signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

                                  ARTICLE XII.

The shareholders of the Corporation have no right to cumulate their votes in the election of directors.

                                  ARTICLE XIII.

The shareholders of the Corporation have no preemptive rights in any future issuance of stock by the Corporation.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 18th day of September, 1992.

                                                      /s/ Paul G. Miller
                                                      -------------------------
                                                      Paul G. Miller
                                                      Incorporator

                               STATE OF MINNESOTA

                               SECRETARY OF STATE

                              CERTIFICATE OF MERGER

         I, Joan Anderson Growe, Secretary of State of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have been filed in this office on the date noted on this certificate; and the qualification of the individual merging entities to do business in Minnesota is terminated on the effective date of this merger

         MERGER FILED PURSUANT TO MINNESOTA STATUTES, CHAPTER: 302A

         STATE OF FORMATION AND NAMES OF MERGING ENTITIES:

                  TX:      LARGE STORAGE CONFIGURATIONS, INCORPORATED

                  MN:      LSC, INCORPORATED

         STATE OF FORMATION AND NAME OF SURVIVING ENTITY:

                  MN:      LSC, INCORPORATED

         EFFECTIVE DATE OF MERGER:  January 4, 1993

         NAME OF SURVIVING ENTITY AFTER EFFECTIVE DATE OF MERGER:

                  LSC, INCORPORATED

         THIS CERTIFICATE HAS BEEN ISSUED ON: JANUARY 4, 1993

                                               /s/ Joan Anderson Growe
                                               --------------------------------
                                                             Secretary of State

                               ARTICLES OF MERGER
                                       OF
                   LARGE STORAGE CONFIGURATIONS, INCORPORATED
                                  WITH AND INTO
                                LSC, INCORPORATED

         Pursuant to Section 302A.615 of the Minnesota Business Corporation Act, as amended, and Part Five of the Texas Business Corporation Act, as amended, large Storage Configurations, Incorporated, a Texas corporation (the "Merging Corporation"), and LSC, Incorporated, a Minnesota corporation (the "Surviving Corporation"), hereby adopt the following Articles of a Merger for the purpose of merging the Merging Corporation with and into the Surviving Corporation.

                                   ARTICLE ONE

The name of the Surviving Corporation shall be LSC, Incorporated, and it shall be governed by the laws of the State of Minnesota.

                                   ARTICLE TWO

The Plan of Merger attached hereto as Exhibit A by and between the Surviving Corporation and the Merging Corporation (the "Plan of Merger") sets forth the terms and conditions of the merger.

                                  ARTICLE THREE

The Plan of Merger was approved by (1) the shareholders holding 100% of the outstanding shares of common stock of the merging Corporation issued and outstanding, (2) all of the directors of the Merging Corporation (3) the sole shareholder of the Surviving Corporation, and (4) all of the directors of the Surviving Corporation as required by and pursuant to the Minnesota business Corporation Act and Part Five of the Texas Business Corporation Act.

         IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles of Merger to be executed as of the 1st day of January, 1993.

                                        LARGE STORAGE CONFIGURATIONS,
                                        INCORPORATED

                                        By:   /s/ Paul G. Miller
                                           ------------------------------------
                                                Paul G. Miller
                                             Its:  Chief Executive Officer

                                        LSC, INCORPORATED

                                        By:   /s/ Paul G. Miller
                                           ------------------------------------
                                                Paul G. Miller
                                             Its:  Chief Executive Officer

                                                                       Exhibit A

                                 PLAN OF MERGER

This plan of merger (the "Plan of Merger") is made and entered into effective as of January 1, 1993, by and between Large Storage Configurations, Incorporated, a Texas corporation (the "Merging Corporation") and LSC, Incorporated, a Minnesota corporation (the "Surviving Corporation").

                                   WITNESSETH

WHEREAS, the respective Boards of Directors and shareholders of the Surviving Corporation and the merging Corporation have determined that it is in the best interests of each corporation that the merging Corporation be merged with and into the Surviving Corporation pursuant to the terms and conditions contained in this Plan of Merger (the "Plan of Merger"), and in accordance with the applicable laws of the State of Minnesota.

Accordingly, the parties hereby agree as follows

                                    ARTICLE 1
                                     MERGER

         A. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "LSC, Incorporated."

         B. MERGER OF MERGING CORPORATION INTO SURVIVING CORPORATION. In accordance with the provisions of the Minnesota Business Corporation Act, Sections 302A.601 ET. SEQ. (the "Minnesota Act"), and the Texas Business Corporation Act, Part Five (the "Texas Act"), the merging Corporation shall be merged with and into the Surviving Corporation (the "Merger").

         C. RIGHTS AND LIABILITIES OF SURVIVING CORPORATION. At the Effective Time of the Merger, as defined in Article 3 below, the Merging Corporation shall be merged into the Surviving Corporation, and the separate existence of the merging Corporation shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Minnesota. The Surviving Corporation (i) shall continue possessed of all of its rights and property as constituted immediately prior to the effective Time of the Merger and succeed without other transfer to all rights and property of the Merging Corporation,
(ii) shall continue subject to all of its debts and liabilities as the same shall have existed immediately prior to the Effective Time of the Merger, and
(iii) shall become subject to any debts and liabilities of the Merging Corporation, all as more fully provided in Section 302A.641 of the Minnesota Act.

         D. ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION. The Articles of Incorporation and Bylaws of the Surviving Corporation shall remain in effect after the Effective Time of the Merger and shall remain in full force and effect until amended or repealed in accordance with the law.

                                    ARTICLE 2
                              CONVERSION OF SHARES

Each share of issued and outstanding common stock of the Merging Corporation at the Effective Time of the Merger shall remain outstanding as shares of common stock of the Surviving Corporation. Each share of issued and outstanding common stock of the Surviving Corporation shall be canceled.

                                    ARTICLE 3
                          EFFECTIVE TIME OF THE MERGER

This Plan of Merger, along with the Articles of Merger meeting the requirements of Section 302A.615 of the Minnesota Act and Part Five of the Texas Act shall be filed with the Secretary of State of the States of Minnesota and Texas in accordance with the applicable laws of Minnesota and Texas. The Merger shall become effective as of the effective date as provided by Section 302A.641 of the Minnesota Act and Section 5.05 of the Texas Act. The date and time when the Merger shall become effective is herein referenced as the "Effective Time of the Merger."

At the Effective Time of the Merger, all respective property, assets, rights, privileges, powers, franchises and immunities of the Merging Corporation shall vest in the Surviving Corporation and all of the respective debts, liabilities and obligations of the merging Corporation shall vest in the Surviving Corporation.

                                    ARTICLE 4
                              TERMINATION OF MERGER

Prior to the filing of the Articles of Merger, this Plan of Merger may be terminated by agreement of the Merging Corporation and Surviving Corporation.

                                    ARTICLE 5
                               REGISTERED ADDRESS

After the Effective Time of the Merger, the registered office of the Surviving Corporation shall be 2817 Anthony Lane South, Minneapolis, Minnesota 55418.

                                    ARTICLE 6
                             DIRECTORS AND OFFICERS

The directors and officers of the Surviving Corporation at the Effective Time of the Merger shall continue as directors and officers of the Surviving Corporation after the Effective Time of the Merger.


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

         IN WITNESS WHEREOF, each of the undersigned corporations has caused this Plan of Merger to be executed as of the date first written above.

                                          LARGE STORAGE CONFIGURATIONS,
                                          INCORPORATED

                                          By:   /s/ Paul G. Miller
                                             -----------------------------------
                                                  Paul G. Miller
                                               Its:  Chief Executive Officer

                                          LSC, INCORPORATED

                                          By:   /s/ Paul G. Miller
                                             -----------------------------------
                                                  Paul G. Miller
                                               Its:  Chief Executive Officer

                          MINNESOTA SECRETARY OF STATE

                     NOTICE OF CHANGE OF REGISTERED OFFICE/
                                REGISTERED AGENT

         Please read the instructions on the back before completing this form.

1.       Entity Name:

         LSC, Incorporated
         ----------------------------------------------------------------------

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

         1270 Eagan Industrial Road, Suite 160, Eagan, Mn  55121-1231
         ----------------------------------------------------------------------

3. Registered Agent (Registered agents are required for foreign entities but optional for MINNESOTA entities):

         ----------------------------------------------------------------------
         If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE ENTITY NAME.

In compliance with MINNESOTA STATUTES, SECTION 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the entity's registered office and/or agent as listed above.

I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in MINNESOTA STATUTES SECTION 609.48 as if I had signed this notice under oath.

/s/ Elizabeth A. Brandt, CFO
-----------------------------------------
      Signature of Authorized Person

Name and Telephone Number of a Contact Person: Elizabeth A. Brandt (651)554-1507
                                               ---------------------------------

     FILING FEE: MINNESOTA CORPORATIONS, COOPERATIVES AND LIMITED LIABILITY
                               COMPANIES: $35.00.

                       NON-MINNESOTA CORPORATIONS: $50.00.

                    Make checks payable to SECRETARY OF STATE

                     RETURN TO: MINNESOTA SECRETARY OF STATE
                             180 STATE OFFICE BLDG.
                             100 CONSTITUTION AVENUE
                             ST. PAUL, MN 55155-1299
                                 (651) 296-2803